SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): January 15, 1999



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


      Maryland                       1-13080                  06-1391084
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File No.)              Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

     Pursuant to an Agreement dated as of April 22, 1998, as amended as of August 31, 1998 (as so amended, the "Conveyance Agreement"), an affiliate of Grove Property Trust (the "Company") acquired Highland Glen Apartments (the "Highland Apartments") on January 14, 1999. While the closing of the acquisition occurred on January 14, 1999, it was effective for financial purposes as of December 31, 1998. The acquisition of the Highland Apartments was effected through Grove Operating, L.P. (the "Operating Partnership"). The Highland Apartments were purchased from Highland Glen Associates, the limited partnership which owned the Highland Apartments. The purchase price for the Highland Apartments was $6.7 million and the purchase price for certain related non-real estate assets was approximately $700,000. The purchase price for the assets acquired was determined by arms' length negotiation between the Company and Alexander H. McNeil in his capacity as an executive officer of McNeil Affiliates, Inc., the managing member of McNeil Affiliated Limited Liability Company, the general partner of Highland Glen Associates.

     The purchase price for the Highland Apartments and related non-real estate assets was paid through the payment of approximately $600,000 in cash, the issuance of approximately 25,000 Common Units of the Operating Partnership having a value as of the date of issuance of approximately $300,000 and the assumption of mortgage indebtedness in the approximate principal amount of $6.5 million. The cash portion of the purchase price was paid from amounts available under the Company's revolving credit facility. The amount of cash paid and the number of Common Units issued is subject to adjustment based on the financial statements of Highland Apartments as of December 31, 1998.

     The Highland Apartments is a 180-unit apartment complex located in Westwood, Massachusetts which was originally constructed in 1979. Highland Apartments are operated as affordable housing for the elderly. The Company intends to continue to operate the complex as rental apartments. Title to the property is held by GR-Highland Glen Limited Partnership, a Delaware limited partnership in which the Operating Partnership is the sole general partner.

     At the time of negotiation of the Conveyance Agreement, none of the other parties thereto were affiliates of the Company. Following the Company's acquisition of 17 apartment communities on October 30, 1998 and pursuant to the terms of the Conveyance Agreement, Keith W. Munsell, the Chief Operating Officer and Executive Vice President of McNeil Real Estate Group, Inc., a developer of real estate projects and an affiliate of Alexander H. McNeil, was elected a Trust Manager of the Company on November 6, 1998. In connections with acquisitions of properties by the Company, Alexander H. McNeil has acquired a significant number of Common Units of the Operating Partnership which the Company expects will represent approximately 5% of the outstanding Common Units of the Operating Partnership.




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                                                                               3





Item 7.  Financial Statements and Exhibits.

     (a) A Statement of Revenues and Certain Expenses of Highland Apartments for the nine months ended September 30, 1998 (Unaudited) and for the Year Ended December 31, 1997 will be included in an amendment to this report as soon as practicable, but not later than March 30, 1999.

     (b) Pro forma financial statements for the nine months ended September 30, 1998 (unaudited) and for the year ended December 31, 1997 will be included in an amendment to this report which will be filed as soon as practicable, but not later than March 30, 1999.

     (c) Exhibits.

     Exhibit No.                                              Description

        2.1 Agreement, dated as of April 22, 1998 among The Grove Corporation and the twenty-two limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

        2.2 Amendment dated as of August 31, 1998 to Conveyance Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-one limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GROVE PROPERTY TRUST


Date: January 28, 1999             By:     /s/Joseph R. LaBrosse
                                      ------------------------------
                                         Joseph R. LaBrosse
                                         Chief Financial Officer

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                                  Exhibit Index

     Exhibit No.                                              Description

        2.1 Agreement, dated as of April 22, 1998 among The Grove Corporation and the twenty-two limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))

        2.2 Amendment dated as of August 31, 1998 to Conveyance Agreement dated as of April 22, 1998 among The Grove Corporation and the twenty-one limited partnerships identified on Schedule 1 thereto (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated October 30, 1998 (Commission File No. 1-13080))